AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 17th day of November, 2014, to the Custody Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of ETF Series Solutions:

Exhibit H, the Validea Market Legends ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Validea Market Legends ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Secretary	Title: Vice President

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Exhibit H to the
ETF Series Solutions Custody Agreement

Name of Series

Validea Market Legends ETF

Base Fee for Custody Services1

The following reflects the greater of the basis point fee or minimum per fund at December, 2014

Custody	Basis Points on AUM			Annual Minimum per Fund
	First $[---]	Next $[---]	Balance	$[---]
	[---]	[---]	[---]

Domestic Custody Services Fee Schedule (in addition to the base fee)

Note: Additional Global sub-custodial services & safekeeping fees apply as required (see following page)

Domestic Custody Portfolio Transaction Fees – Domestic and/or global, (see below) associated with Sponsor trades(1)
▪	$[---]– Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[---]– Short Sales
▪	$[---]– US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$[---]– Option/ SWAPS/future contract written, exercised or expired
▪	$[---]– Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[---]– Physical transaction
▪	$[---]– Segregated account per year

▪	A transaction is defined as any purchase/sale, free receipt/ free delivery, maturity, tender or exchange
▪	No charge for initial conversion free receipts
▪	Overdraft – charge to the account at prime interest rate plus 2%

Out-Of-Pocket Expenses – Including but not limited to:
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc)
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity

Additional Services – Additional fees apply for Global Servicing

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

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Exhibit H (continued) to the ETF Series Solutions Custody Agreement Global Sub-Custodial Services Fee Schedule at December, 2014

Annual Base Fee1 – A monthly minimum charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[---]
▪	26-50 foreign securities: $[---]
▪	Over 50 foreign securities: $[---]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees2 – Global Custody transaction fees associate with Sponsor Trades. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping Fees – (See schedule below)

Tax Reclamation Services –
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[---] per claim.

Cash (Fx) Transactions –
▪	3rd Party Foreign Exchange- a Foreign Exchange transaction undertaken through a 3rd party will be charged $[---]

Out-Of-Pocket Expenses – Including but not limited to:
▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments
▪	Stock exchange fees
▪	Postage and insurance for shipping
▪	Proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred
▪	SWIFT reporting and message fees

A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

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Exhibit H (continued) to the ETF Series Solutions Custody Agreement - Additional Global Sub-Custodial Services Annual Fee Schedule at December, 2014

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[---]	$__
Australia	All	[---]	$__
Austria	All	[---]	$__
Bahrain	All	[---]	$__
Bangladesh	All	[---]	$__
Belgium	All	[---]	$__
Benin	All	[---]	$__
Bermuda	All	[---]	$__
Botswana	All	[---]	$__
Brazil	All	[---]	$__
Bulgaria	All	[---]	$__
Burkina Faso	All	[---]	$__
Canada	All	[---]	$__
Cayman Islands*	All	[---]	$__
Channel Islands*	All	[---]	$__
Chile	All	[---]	$__
China“A” Shares	All	[---]	$__
China “B” Shares	All	[---]	$__
Columbia	All	[---]	$__
Costa Rica	All	[---]	$__
Croatia	All	[---]	$__
Czech Republic	All	[---]	$__
Denmark	All	[---]	$__
Ecuador	All	[---]	$__
Egypt	All	[---]	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Estonia	All	[---]	$__
Euromarkets**	All	[---]	$__
Finland	All	[---]	$__
France	All	[---]	$__
Germany	All	[---]	$__
Ghana	All	[---]	$__
Greece	All	[---]	$__
Guinea Bissau	All	[---]	$__
Hong Kong	All	[---]	$__
Hungary	All	[---]	$__
Iceland	All	[---]	$__
India	All	[---]	$__
Indonesia	All	[---]	$__
Ireland	All	[---]	$__
Israel	All	[---]	$__
Italy	All	[---]	$__
Ivory Coast	All	[---]	$__
Japan	All	[---]	$__
Jordan	All	[---]	$__
Kazakhstan	All	[---]	$__
Kenya	All	[---]	$__
Latvia	Equities	[---]	$__
Latvia	Bonds	[---]	$__
Lebanon	All	[---]	$__
Lithuania	All	[---]	$__

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COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Luxembourg	All	[---]	$__
Malaysia	All	[---]	$__
Mali	All	[---]	$___
Malta	All	[---]	$__
Mauritius	All	[---]	$__
Mexico	All	[---]	$__
Morocco	All	[---]	$__
Namibia	All	[---]	$__
Netherlands	All	[---]	$__
New Zealand	All	[---]	$__
Niger	All	[---]	$__
Nigeria	All	[---]	$__
Norway	All	[---]	$__
Oman	All	[---]	$__
Pakistan	All	[---]	$__
Peru	All	[---]	$__
Philippines	All	[---]	$__
Poland	All	[---]	$__
Portugal	All	[---]	$__
Qatar	All	[---]	$__
Romania	All	[---]	$__
Russia	Equities	[---]	$__
Russia	MINFINs	[---]	$__
Senegal	All	[---]	$__
Singapore	All	[---]	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Slovak Republic	All	[---]	$__
Slovenia	All	[---]	$__
South Africa	All	[---]	$__
South Korea	All	[---]	$__
Spain	All	[---]	$__
Sri Lanka	All	[---]	$__
Swaziland	All	[---]	$__
Sweden	All	[---]	$__
Switzerland	All	[---]	$__
Taiwan	All	[---]	$__
Thailand	All	[---]	$__
Togo	All	[---]	$__
Tunisia	All	[---]	$__
Turkey	All	[---]	$__
UAE	All	[---]	$__
United Kingdom	All	[---]	$__
Ukraine	All	[---]	$__
Uruguay	All	[---]	$__
Venezuela	All	[---]	$__
Zambia	All	[---]	$__
Zimbabwe	All	[---]	$__

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value <5 billion: 1 bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps
**Euromarkets – Non-Euromarkets: Surcharges vary by local market

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Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit H.

Validea Capital Management, LLC

By: /s/ Jack Forehand

Printed Name: Jack Forehand

Title: President	Date: 12/5/14

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